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                                  EXHIBIT 21.1


                        List of Registrant's Subsidiaries



                      Swisher Hygiene Franchise Corporation
                    Swisher International of Charlotte, Inc.
                  Swisher International of South Carolina, Inc.
                               Swisher Maids, Inc.
                         Swisher Hygienic Services, Inc.
                           Jacksonville Hygiene, Inc.
                              Surface Doctor, Inc.
                                  F.M.S., Inc.
                        Swisher Pest Control Corporation